EXHIBIT 10.12
GLOBALSECURE HOLDINGS LTD.
DIRECTOR STOCK OPTION AGREEMENT

Name of Optionee:	Michael E. Recca
Address of Optionee:	949 Edgewood Ave., Pelham Manor, NY 10803
Date of Grant:	August 24, 2004
Exercise Price Per Share:	$1.21
Total Number of Shares Granted:	800,000
Expiration Date:	August 23, 2009
     1. Grant of Option. The Optionee named above (“Optionee”) in consideration of services rendered as a director of GlobalSecure Holdings Ltd. (“Company”) is hereby granted options to purchase the number of shares of the Company’s Common Stock par value $0.0001 (“Shares”) set forth above at the exercise price set forth above (“Exercise Price”). The number of Shares and the Exercise Price are subject to adjustment as set forth herein. Except as may be set forth herein, the options granted hereby may be exercised at any time, and from time to time, from the date hereof until the Expiration Date set forth above (“Expiration Date”). In no event may Optionee exercise this Option after the Expiration Date.
     2. Exercise of Option. The Options shall be exercisable by delivery of an Exercise Notice in the form attached as Exhibit A which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares and, where required, by applicable withholding taxes. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
          No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.
     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
          (a) cash or check;
          (b) consideration received by the Company under a formal cashless exercise program adopted by the Company;
          (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares;

          (d) With the approval of the Board of Directors (or if a compensation committee of the Board of Directors has been appointed, and authorized to act in connection with options granted to the members of Board of Directors, with the approval of such committee) in lieu of payment of the Exercise Price in cash, the Optionee may elect to receive Shares of Common Stock by surrendering Options having a Fair Market Value equal to the Exercise Price of the Shares being issued in accordance with, and subject to, the terms of a cashless exercise (net issuance) procedure established, or permitted, by the Board or committee.
          (e) such other method as the Board of Directors of the Company permits.
     4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     5. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.
     6. Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act or applicable law of any other jurisdiction in which an offering is being made by the Company. Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
     7. Adjustment of Exercise Price and Number of Shares Deliverable.
     The number of Shares purchasable upon the exercise of this Option Agreement (such shares being referred to in this Section 6 as the “Option Shares”) and the Exercise Price with respect to the Option Shares shall be subject to adjustment as follows:
          (a) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Exercise Price in effect immediately prior to such division or combination proportionately adjusted to reflect the reduction or increase in the value of each such common stock.

          (b) If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Optionee shall have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Optionee if Optionee had exercised this Warrant and had received such shares of Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Optionee at the last address of the Optionee appearing on the books of the Company the obligation to deliver to the Optionee such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Optionee may be entitled to purchase.
          (c) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Section (a) or (b) above, but which should result in an adjustment in the Exercise Price and/or the number of shares subject to this Option Agreement in order to fairly protect the purchase rights of the Optionee, an appropriate adjustment in such purchase rights shall be made by the Company.
          (d) Upon each adjustment of the Exercise Price, the Optionee shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.
          (e) No adjustment in the number of Option Shares purchasable under this Option Agreement, or in the Exercise Price with respect to the Option Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Option Shares issuable upon the exercise of this Option Agreement, or in the Exercise Price thereof; provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Option Shares and the Exercise Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Option Shares purchasable upon the exercise of the Option , or in the Exercise Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.
          (f) Whenever the number of Option Shares purchasable upon the exercise of hereof or the Exercise Price of such Option Shares is adjusted, as herein provided, the Company shall mail to the Optionee, at the address of the Optionee shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Option Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Option Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.
          (g) The form of this Option Agreement need not be changed because of any change in the Exercise Price, the number of Option Shares issuable upon the exercise or the number of Option Shares pursuant to this Section 6.
     8. Entire Agreement; Governing Law. This Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the State of New York.

OPTIONEE:	GlobalSecure Holdings Ltd.

/s/ Michael Recca	By:	/s/ Craig R. Bandes

Address:

EXHIBIT A
EXERCISE NOTICE
GlobalSecure Holdings Ltd,
2600 Virginia Ave. NW
Suite 600
Washington, DC
Attention: President
     1. Exercise of Option. Effective as of today,___, 20_, the undersigned Optionee hereby elects to exercise Optionee’s option to purchase Shares of the Common Stock of GlobalSecure Holdings Ltd. (the “Company”) under and pursuant to the Director Stock Option Agreement dated August 24, 2004 (the “Option Agreement”).
     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement and any other required payments. If payment of the Exercise Price is made pursuant to Section 3(d) of the Option Agreement, the number of Shares to be issued is___for which___Options are being surrendered, which amounts, in each case, has been determined in accordance with such section
     3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided under the terms of the Option Agreement.
     5. Company’s Right of First Refusal. Before any Shares held by Optionee may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).
          (a) Notice of Proposed Transfer. The Optionee of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Optionee’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Optionee proposes to transfer the Shares (the “Offered Price”), and the Optionee shall offer the Shares at the Offered Price to the Company or its assignee(s).
          (b) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Optionee,

elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.
          (c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Compensation (Remuneration) Committee of the Board of Directors of the Company in good faith.
          (d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Optionee to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.
          (e) Optionee’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Optionee may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Optionee may be sold or otherwise transferred.
          (f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.
          (g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.
     6. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     7. Restrictive Legends and Stop-Transfer Orders. If the issuance of shares upon exercise of the Option Agreement has not been registered under the Securities Act of 1933, as amended, Optionee as a condition of and at the time of exercise shall deliver the Investment Representation Statement attached as Exhibit B and the provisions of this Section 7 shall be applicable.
          (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal Securities laws:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED,                      OR. HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR                      OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ANY STATE SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.
          (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent ,if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Board of Directors of the Company which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board of Directors shall be final and binding on all parties.
     10. Governing Law; Severability. This Exercise Notice is governed by the laws of the State of New York, without applicability of the doctrine of conflicts of law.
     11. Entire Agreement. The Option Agreement is incorporated herein by reference. This Exercise Notice, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements oldie Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionees interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:
OPTIONEE	GLOBALSECURE HOLDINGS LTD.

By:

Signature	Title: President
Print Name:

Address:

EXHIBIT B
INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:
COMPANY:	GlobalSecure Holdings Ltd.
SECURITY:
AMOUNT:
DATE:
In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:
          (a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
          (b) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.
          (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions- Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, 90 days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three-month period not exceeding limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable. In the even that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in Section (1), (2), (3), (4) of the paragraph immediately above.
          (d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 70.1 are not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing ___securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee: